UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2017

Date of Report (Date of earliest event reported)

SunCoke Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware	001-35782	35-2451470
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

(Address of principal executive office) (Zip Code)

(630) 842-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act.  ☐

Item 7.01	Regulation FD Disclosure

On May 16, 2017, SunCoke Energy Partners, L.P. (the “Partnership”) issued a press release announcing the commencement of a cash tender offer (the “Offer”) to purchase any and all of the outstanding $462,941,000 aggregate principal amount of its 7.375% senior notes due 2020. The terms and conditions of the Offer are described in the Offer to Purchase dated May 16, 2017, and the Letter of Transmittal and Notice of Guaranteed Delivery relating thereto. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1*	Press Release related to the Offer dated May 16, 2017.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its General Partner

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Dated: May 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release related to the Offer dated May 16, 2017.

*	Furnished herewith.